UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2019

IMAGE CHAIN GROUP LIMITED, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55326	46-4333787
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 501, 5F, Bonham Centre,

No. 79-85, Bonham Strand, Sheung Wan,

Hong Kong, S.A.R.,

People’s Republic of China

(Address of principal executive offices and zip code)

(852) 3188-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2019, Mr. David Po (“Mr. Po”) resigned as Chief Executive Officer and President of the Company. Mr. Po will remain as the Secretary and Chairman of the Board of Director of the Company.

On March 30, 2019, Dr. Jonathan Ka Kit Tam (“Dr. Tam”) resigned as Chief Financial Officer, Assistant Secretary and Director of the Company. Dr. Tam’s departure is not due to a dispute or disagreement with the Company. Dr. Tam was appointed as Chief Financial Officer, Assistant Secretary and Director of the Company on August 6, 2017. The Company is grateful to Dr. Tam for his service.

On March 30, 2019, Mr. Kwok Kwong Fu (“Mr. Kwok”) resigned as Chief Operating Officer and Director of the Company. Mr. Kwok’s departure is not due to a dispute or disagreement with the Company. Mr. Kwok was appointed as Chief Operating Officer and Director of the Company on July 17, 2018. The Company is grateful to Mr. Kwok for his service.

On March 30, 2019, the Company’s Board of Directors appointed Mr. Yong Seng Yip (“Mr. Yong”), aged 47, to act as the Director of the Company. On March 30, 2019, the Company’s Board of Directors appointed Mr. Chiea Kah Szen (“Mr. Chiea”), age 47, to act as President and Chief Executive Officer of the Company.

The biographies for the new director and officer of the Company is set forth below:

Mr. Yong earns his diploma in electronic & electrical engineering from the Jaya Diri Institute Technology in Malaysia in 1992.

Mr. Yong is Chairman and CEO of Fung Yuan Resources Sdn Bhd since 2016. Fung Yuan Resources Sdn Bhd is a company with business in cultivating of seaweed and manufacturing seaweed enzyme. Mr. Yong is responsible for the corporate finance and marketing development of the company and continue to seek for the expansion opportunities in different countries. Mr. Yong is also the Chairman and CEO of Pearl Concept Ltd since 2009. Pearl Concept Ltd is a company with mining business in Papua New Guinea. Mr. Yong is responsible for the projects management and internal control of the company.

Apart from the above, Mr. Yong acts as non-executive president of Malaysia-China Chamber of Entrepreneur in Kuala Lumpur while at the same time is also holding the position as the Non-Executive Chairman of Mahiez Alliance Group (M) Bhd.

The Company believes Mr. Yong’s extensive experience in the corporate finance and marketing will assist the fund raising and improve the Company’s financial capital and branding in the industry.

Mr. Chiea earns his degree in business administration with major in management and marketing from the Binary University in Malaysia in 1995.

Mr. Chiea is the Group Managing Director and Deputy Executive Chairman of Mahiez Alliance Group (M) Bhd since 2012. Mahiez Alliance Group (M) Bhd is the founder of “Global Halal Initiative” focusing on SMEs products export to China, Japan and the rest of the world. Mr. Chiea is responsible for the research and to understand thoroughly business trends, market needs, market demands, market challenges and bilateral trade policies in China, Southeast Asia, Central Asia and Middle East. Mr. Chiea operates autonomously in all facets of business such as strategic planning, operations, company positioning, business growth, financial management, managerial tasks and business acumen. Mr. Chiea oversees and maintains company standard operating procedures including business relations, performances and communication. Mr. Chiea identifies all business opportunities and execute plans strategically and presents to public at events and trade shows to expand business networks and build relationship.

With over 20 years of experience in managing companies and strategizing company objectives, business models and business plans, the Company believes Mr. Chiea’s extensive experience can help to identify business opportunities and analyze market gap in the industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE CHAIN GROUP LIMITED, INC.

/s/ Chiea Kah Szen
Chiea Kah Szen
Chief Executive Officer

Date: April 1, 2019